Exhibit 99.49

Madrid/Roma, 11 de junio de 2007

COMISIÓN NACIONAL DEL MERCADO DE VALORES
Dirección de Mercados Primarios
Paseo de la Castellana, 19
28046 Madrid

Fax nº:   91 585 1662

Muy señores nuestros:	Dear Sirs,

En cumplimiento de lo dispuesto en el	In compliance with section 82 of Act 24/1988,
Artículo 82 de la Ley 24/1988, de 28 de julio,	of July 28th, on the Securities Market
de Mercado de Valores (en adelante,	(hereinafter, “LMV”), ACCIONA, S.A.
“LMV”), ACCIONA, S.A. (en adelante,	(hereinafter, “ACCIONA”) and ENEL S.p.A.
“ACCIONA”) y ENEL S.p.A. (en adelante,	(hereinafter, “ENEL”) hereby report the
“ENEL”), comunican el siguiente:	following:

HECHO RELEVANTE	RELEVANT INFORMATION

En el día de hoy el Registro Mercantil de	As of today, the Madrid Mercantile Registry
Madrid ha depositado, a solicitud de	has deposited, at ACCIONA´s and ENEL´s
ACCIONA y ENEL y a los efectos de lo	request and to the effects provided for in
previsto en el artículo 112 LMV, según	article 112 LMV, in accordance with the
redacción dada por la Ley 26/2003, de 17 de	drafting given by Act 26/2003, dated July
julio, de Transparencia, el pacto parasocial	17th, of Transparency, the corporate
relativo a las restricciones a la libre	agreement (pacto parasocial) regulating the
transmisibilidad de las acciones de Endesa	restrictions to the free transferability of
recogidas en la Cláusula Duodécima del	ENDESA´s shares provided for in Clause
contrato suscrito entre ACCIONA y ENEL el	Twelve of the agreement entered into between
26 de marzo de 2007 de gestión compartida de	ACCIONA and ENEL on March 26th, 2007,
ENDESA, S.A. bajo el liderazgo de	for the joint management of ENDESA, S.A.
ACCIONA (en adelante, el “Acuerdo”),	under the leadership of ACCIONA
según testimonio notarial parcial del Acuerdo	(hereinafter, the “Agreement”), according to
que se acompaña a este hecho relevante.	the partial notarial deed of the Agreement
copy of which is included in this relevant fact.

La celebración del Acuerdo fue debidamente	The signing of the Agreement was duly
comunicada a la Comisión Nacional del	reported to the Comisión Nacional del
Mercado de Valores como Hecho Relevante	Mercado de Valores as Hecho Relevante
número 78443.	number 78443.

Por el contrario, el resto del Acuerdo sujeto a	On the contrary, the rest of the Agreement

publicidad y depósito según el señalado	subject to deposit and publicity according the
artículo 112 de la LMV, esto es, la parte	abovementioned article 112 of the LMV, this
relativa a la regulación del ejercicio del	is the part of the Agreement regulating the
derecho de voto en la Junta General de	exercise of the voting rights in the General
Accionistas de ENDESA, S.A. previsto en la	Shareholders´ Meeting of ENDESA, S.A.
Cláusula Sexta del Acuerdo, no ha quedado	provided for in Clause Six of the Agreement,
depositado, al no estar en vigor, sin perjuicio	has not been deposited, since it is not in force,
de que en el momento en que adquiera	regardless of the fact that in the moment it
eficacia, se proceda a su depósito, según	becomes effective, it will be lodged pursuant
dispone el citado artículo 112 LMV, lo que	to the referred article 112 LMV, which will
ocurrirá en caso de que, tras la liquidación de	take place if, after settlement of the takeover
la OPA, Acciona y Enel adquieran el control	bid, Acciona and Enel would acquire effective
efectivo de Endesa (es decir, tengan en	control of Endesa (this is, that they would
conjunto más del 50 % del capital social de	jointly own over 50 % of the capital stock of
Endesa y hayan nombrado a más de la mitad	Endesa and would have appointed over one
de su consejo de administración). Mientras	half of its board of directors). In the
tanto, Enel y Acciona son libres para	meantime, Enel and Acciona are free to decide
determinar el sentido del derecho de voto de	the content of the vote of their respective
sus acciones de ENDESA como mejor	shareholding on Endesa, as it may be more
convenga a sus intereses.	convenient to their corresponding interests.

Atentamente/Yours faithfully,

ACCIONA, S.A.	ENEL, S.p.A.

P.p.	P.p.